United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$952,190
Unrealized Gain (Loss) on Market Value of Futures	(176,980)
Dividend Income	332
Interest Income	252
ETF Transaction Fees	1,400
Total Income (Loss)	$777,194

Expenses
General Partner Management Fees	$14,380
Brokerage Commissions	797
Prepaid Insurance Expense	300
Non-interested Directors' Fees and Expenses	294
NYMEX License Fee	288
Other Expenses	14,616
Total Expenses	30,675
Expense Waiver	(11,740)
Net Expenses	$18,935
Net Income (Loss)	$758,259

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/14	$25,672,004
Withdrawals (200,000 Shares)	(4,147,701)
Net Income (Loss)	758,259

Net Asset Value End of Month	$22,282,562
Net Asset Value Per Share (1,100,000 Shares)	$20.26

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612